Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan and the 2020 Inducement Plan of Myovant Sciences Ltd. of our report dated May 11, 2021, with respect to the consolidated financial statements of Myovant Sciences Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

April 8, 2022
Redwood City, California